Consent of Independent Registered Public Accounting Firm




We consent to the reference to our firm under the caption "Financial Statements" in the Prospectus in Part A and in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 26, 2003, on the financial statements and the financial highlights of
Principal Investors Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 37 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474).


                                                        /s/Ernst & Young LLP
                                                        ERNST & YOUNG LLP


Des Moines, Iowa
December 9, 2004